EXHIBIT 99.1

Flushing Financial Corporation Reports Record Full Year Net Interest Income; 7.1% Annual Loan Growth While Credit Quality Remains Strong; 11% Quarterly Dividend Increase Planned for 2018

FOURTH QUARTER 20171

  GAAP diluted EPS was $0.21, down 40.0% QoQ and 58.0% YoY, largely due to pre-tax provision for loan losses of $6.6 million, or $0.13 per share after tax, primarily related to write-downs on our taxi medallion portfolio, and the impact of U.S. federal tax reform (“Tax Reform”) resulting in a charge of $3.8 million, or $0.13 per share, related to the revaluation of our net deferred tax assets
  Core diluted EPS was $0.33, down 10.8% QoQ and 17.5% YoY, largely due to $6.6 million provision for loan losses
  Net interest income was $43.1 million, an improvement of 1.7% YoY, but unchanged QoQ
  Net interest margin was 2.90%, no change QoQ and down 6bps YoY
    Excluding prepayment penalty income from loans and securities, recovered interest from nonaccrual loans and accelerated accretion of discount upon the call of CLO securities, the net interest margin was 2.77%, down 4bps YoY, but unchanged QoQ
  Net charge-offs were $11.5 million for 4Q17, primarily due to write-downs of taxi medallion loans totaling $11.2 million, compared to $0.2 million in 3Q17 and recoveries of $0.4 million in 4Q16
  GAAP and core ROAE were 4.4% and 7.2%, compared with 7.6% and 8.1%, respectively in 3Q17
  GAAP and core ROAA were 0.4% and 0.6%, respectively, compared with both 0.7% in 3Q17

FULL YEAR 20171

  GAAP diluted EPS was $1.41, down 37.1%, while core diluted EPS was $1.57, up 3.3% YoY
  Net interest income was a record $173.1 million, up 3.6%, and net interest margin was 2.93%, down 4bps YoY
    Excluding prepayment penalty income from loans and securities, recovered interest from nonaccrual loans and accelerated accretion of discount upon the call of CLO securities, the net interest margin was 2.81%, down 2bps YoY
  GAAP ROAE was 7.8%, compared with 13.1% and core ROAE was 8.6%, compared with 8.9% for 2016
  GAAP ROAA was 0.7%, compared with 1.1% for 2016 and core ROAA was 0.7% for 2017 and 2016

UNIONDALE, N.Y., Jan. 30, 2018 (GLOBE NEWSWIRE) -- Flushing Financial Corporation (the “Company”) (Nasdaq-GS:FFIC), the parent holding company for Flushing Bank (the “Bank”), today announced its financial results for the fourth quarter and the year ended December 31, 2017.

John R. Buran, President and Chief Executive Officer, stated, “I am very pleased to announce that we had record net interest income for 2017. The record net interest income was the result of executing our strategic objectives. During the year, loan growth totaled 7.1%. After essentially no loan growth in the third quarter of 2017, loan growth resumed at a rate of 2.2% (not annualized), with the yield on the fourth quarter’s originations exceeding the quarterly portfolio yield. In the fourth quarter, we undertook steps to reduce both our future credit and margin risks. In order to reduce future credit risk, we reduced the carrying value of the NYC taxi medallion portfolio by over 50% to an average carrying value of $164,000 per NYC taxi medallion by recognizing a provision for loan losses totaling $6.6 million. The remaining book value of this portfolio is $6.8 million. Future margin risk was reduced by entering into forward swap contracts totaling approximately $400 million beginning at various points in 2018 and 2019, with maturity dates five years from the start date. These swaps provide protection to minimize the effects of rising interest rates on interest-bearing liabilities. Our pre-tax, pre-provision core income for 4Q17 was $20.9 million, an increase of $0.9 million from 3Q17 and $3.1 million from 4Q16.”

“As a result of the Tax Reform, we recorded $3.8 million in tax expense related to the revaluation of our net deferred tax assets based on the new federal corporate tax rate of 21%. For 2018, we expect our effective corporate tax rate to be approximately 23%.”

“To further reduce the impact of rising interest rates on our net interest margin, in addition to entering into forward swaps, we continued our strategy of focusing our origination efforts on higher yielding loans. This effort provided a 31bps improvement in the yield received on loan originations and purchases in 2017 to 4.06% compared to 3.75% in 2016. Although, we experienced a decline of 10bps in the yield of originations and purchases received in the fourth quarter of 2017, compared to the third quarter of 2017, the yield for the fourth quarter of 2017 exceeded the fourth quarter of 2016 by 34bps. Additionally, the yield of originations and purchases for the fourth quarter of 2017 was 6bps greater than the quarterly average yield of our total loan portfolio for the same period, excluding prepayment penalty and recovered interest from delinquent loans. At December 31, 2017, our total loan portfolio had an average LTV of 39.1% for loans secured by real estate, while maintaining our strong underwriting standards. In the prior quarter we experienced a delay in closing loans resulting in an increase in the loan pipeline to $417.0 million. During the recent quarter, the pipeline has reduced to $359.8 million, yet remains strong and supports our expectation of solid loan growth in the first quarter of 2018. On the liability side of the balance sheet, the cost of funds increased two basis points from the quarter ended September 30, 2017, as government deposits did not replenish to the projected amount which caused us to rely more on relatively higher costing short-term borrowings.”

Mr. Buran continued, “We remain focused on credit quality. Credit quality improved as our non-performing assets decreased by 17% in 2017 and net charge-offs, excluding charge-offs of the taxi medallion loans, remain minimal. Also, total delinquencies have decreased 28% since December 31, 2016. The allowance for loan losses to gross loans has decreased to 0.39% from 0.46% at December 31, 2016 while the allowance for loan losses to non-performing loans increased to 112% from 104% at the end of 2016. The LTV on our non-performing real estate loans at December 31, 2017 is 39.8%.”

“We continued implementing the strategic objective of improving the scalability of our branch network.  During the quarter, we opened two converted branches in the Flushing, Queens market, bringing our total conversions to nine branches at December 31, 2017, with the planned conversion of five more branches by the end of 2018. We estimate that the Universal Banker model provides on average a savings of 20% in compensation costs per converted branch.”

The Company retains its focus on preserving strong risk management practices, including conservative underwriting standards and improving yields to achieve improved risk-adjusted returns.

  In the fourth quarter, commercial business, multi-family, and commercial real estate loan originations and purchases represented 37%, 36%, and 16%, respectively, of all originations, which were made while maintaining conservative loan-to-values, debt coverage ratios, and increasing yield.
  The average interest rate obtained for fourth quarter originations and purchases totaled 4.15%, a decrease of 10bps compared to 4.25% for 3Q17 and an increase of 34bps compared to 3.81% for 4Q16.
  The average rate of mortgage loan applications in the pipeline totaled 4.10% at December 31, 2017, as compared to 4.04% at September 30, 2017 and 4.20% at December 31, 2016.
  Multi-family (excluding underlying co-operative mortgages), commercial real estate, and one-to-four family mixed-use property mortgage loans originated during 4Q17 had a yield of 3.91%, a decrease of 21bps from 4.12% for 3Q17 and an increase of 25bps from 3.66% for 4Q16. We have maintained our asset quality as these loans had an average loan-to-value ratio of 50.4% and an average debt coverage ratio of 172%.

Mr. Buran concluded, “As recently announced, we have already shared some of the anticipated benefits of the recent Tax Reform with our non-executive employees in the form of one-time bonuses and with our shareholders in the form of our planned 11% increase in our quarterly dividend. We continue to evaluate opportunities to invest additional tax savings into the business to position the Company for future growth.  We remain well capitalized and positioned to deliver profitable growth and long-term value to our shareholders as we continue to execute on our strategic objectives.”

__________________
1 See the table entitled “Reconciliation of Non-GAAP Financial Measures.”

Summary of Strategic Objectives

  Increase core deposits and continue to improve funding mix
  Increase net interest income by leveraging loan pricing opportunities and portfolio mix
  Enhance core earnings power by improving scalability and efficiency
  Manage credit risk
  Maintain well capitalized levels under all stress test scenarios

Earnings Summary:

Net Interest Income

Net interest income for 4Q17 was $43.1 million, an increase of $0.7 million, or 1.7% YoY (December 31, 2017 compared to December 31, 2016) and was unchanged QoQ (December 31, 2017 compared to September 30, 2017).

  Net interest margin of 2.90%, decreased 6bps YoY but remains unchanged QoQ
  Net interest spread of 2.75%, decreased 9bps YoY and 2bps QoQ
  Net interest income includes prepayment penalty income from loans and securities of $1.4 million in 4Q17 compared with $1.6 million in 4Q16 and 3Q17, and recovered interest from delinquent loans of $0.1 million in 4Q17, compared to $0.6 million in 4Q16 and $0.3 million in 3Q17
  Net interest income includes $0.4 million in accelerated accretion of discount upon call of CLO securities in 4Q17
  Excluding prepayment penalty income, accelerated accretion of discount and recovered interest from nonaccrual loans, the yield on interest-earning assets was 3.90% in 4Q17, an improvement from 3.77% in 4Q16 and 3.87% in 3Q17, and the net interest margin was 2.77% in 4Q17, which decreased from 2.81% in 4Q16 and was unchanged from 2.77% in 3Q17
  Average balance of total interest-earning assets of $5,934.5 million, increased $217.2 million, or 3.8% YoY and decreased $1.6 million QoQ
  Yield on interest-earning assets of 4.02%, increased 10bps YoY and 2bps QoQ
  Cost of interest-bearing liabilities of 1.27%, increased 19bps YoY and 4bps QoQ
  Cost of funds of 1.17%, increased 16bps YoY and 2bps QoQ, driven by increases in rates paid on certificates of deposit, government deposits and short-term borrowings resulting from increases in the Fed Funds rate during 2017

Provision for loan losses

Provision recorded for loan losses for 4Q17 was $6.6 million compared to none in 4Q16 and $3.3 million in 3Q17.

  Provision was primarily driven by a reduction in the estimated fair value of NYC taxi medallions based on most recent sales data
  Remaining balance of taxi medallion portfolio totals $6.8 million

Non-interest Income

Non-interest income for 4Q17 was $3.1 million, a decrease of $12.4 million, or 80.1%, YoY and an increase of $1.4 million, or 84.5% QoQ.

  Non-interest income included net losses from fair value adjustments of $0.6 million in 4Q17, $0.5 million in 4Q16 and $1.3 million in 3Q17, net gains on sale of building of $14.2 million in 4Q16 and net losses from the sale of securities of $0.8 million in 4Q16 and $0.2 million in 3Q17
  Absent above items, non-interest income was $3.7 million, an increase of $1.1 million YoY and $0.6 million QoQ

Non-interest Expense

Non-interest expense for 4Q17 was $25.9 million, a decrease of $9.5 million, or 26.8%, YoY and $0.1 million, or 0.3% QoQ.

  As part of a balance sheet restructure, 4Q16 included a non-recurring pre-payment penalty on borrowings of $8.3 million; absent this item, non-interest expense decreased $1.2 million, or 4.5% YoY, driven by decreased salaries and benefits, foreclosure expense due to continued improvement in asset quality and a reduction in FDIC insurance expense, due to lower assessment rates
  Lower costs associated with FDIC insurance and foreclosure expense should be sustainable
  The efficiency ratio was 55.4% in 4Q17 compared to 59.6% in 4Q16 and 56.5% in 3Q17

Provision for Income Taxes

The provision for income taxes in 4Q17 was $7.7 million, a decrease of $0.4 million, or 5.2%, YoY and an increase of $2.4 million, or 45.4%, QoQ.

  Additional tax expense totaling $3.8 million from revaluation of net deferred tax assets due to new federal corporate tax rate of 21%
  Absent the above item, the effective tax rates were 28.7% in 4Q17, 36.2% in 4Q16 and 34.2% in 3Q17
  The improvement in the Company’s effective tax rate in 4Q17 was primarily due to increased impact of preferential tax items

Financial Condition Summary:

Loans:

  Net loans held for investment were $5,156.6 million reflecting an increase of 2.2% QoQ (not annualized) and 7.1% for 2017 as we continue to focus on the origination of multi-family, commercial real estate and commercial business loans with a full relationship while emphasizing rate over volume
  Loan originations and purchases of multi-family, commercial real estate and commercial business loans totaled $293.8 million for 4Q17, or 89.3% of loan production
  Loan pipeline was $359.8 million at December 31, 2017, compared to $417.0 million at September 30, 2017 and $310.9 million at December 31, 2016
  The loan-to-value ratio on our portfolio of real estate dependent loans as of December 31, 2017 totaled 39.1%
  Mortgage loan originations and purchases in 4Q17 were more heavily weighted towards multi-family loans, which generally have a lower average yield than commercial mortgages

The following table shows the average rate received from loan originations and purchases for the periods indicated:

	For the three months ended
	December 31,	September 30,	December 31,
Loan type	2017	2017	2016
Mortgage loans	3.92%	4.13%	3.70%
Non-mortgage loans	4.52%	4.43%	4.05%
Total loans	4.15%	4.25%	3.81%

Credit Quality:

  Non-performing loans totaled $18.1 million, a decrease of $3.3 million, or 15.3%, from $21.4 million at December 31, 2016
  Classified assets totaled $34.0 million, a decrease of $10.0 million, or 22.8%, from $44.0 million at December 31, 2016, primarily due to reductions in non-performing loans and our exposure to taxi medallion loans
  Loans classified as troubled debt restructured (TDR) totaled $13.2 million, a decrease of $4.2 million, or 24.3%, from $17.4 million at December 31, 2016, due to the reduction in our exposure to taxi medallion loans
  We anticipate continued low loss content in the portfolio, as our strong underwriting standards coupled with our practice of obtaining updated appraisals and recording charge-offs early in the delinquency process has resulted in a 39.8% average loan-to-value for non-performing loans collateralized by real estate at December 31, 2017
  Provision for loan losses of $9.9 million was recorded during the year ended December 31, 2017, as the estimated fair value of NYC taxi medallions was lowered based on most recent sales data, while no provision for loan losses was recorded during 2016; net charge-offs totaled $11.7 million during the year ended December 31, 2017, of which $11.2 million was related to taxi medallion loans, compared to net recoveries of $0.7 million for the year ended December 31, 2016

Capital Management:

  The Company and Bank, at December 31, 2017, were both well capitalized under all applicable regulatory requirements
  During the year ended December 31, 2017, stockholders’ equity increased $18.8 million, or 3.6%, to $532.6 million due to net income of $41.1 million, partially offset by the declaration and payment of dividends on the Company’s common stock and repurchases of the Company’s common stock
  During the year ended December 31, 2017, the Company repurchased 241,625 treasury shares at an average cost of $27.59 per share; as of December 31, 2017, up to 254,280 shares may be repurchased under the current authorized stock repurchase program, which has no expiration or maximum dollar limit
  Book value per common share increased to $18.63 at December 31, 2017, from $17.95 at December 31, 2016 and tangible book value per common share, a non-GAAP measure, increased to $18.08 at December 31, 2017, from $17.40 at December 31, 2016

Conference Call Information:

  John R. Buran, President and Chief Executive Officer, and Susan K. Cullen, Senior Executive Vice President and Chief Financial Officer, will host a conference call on Wednesday, January 31, 2018 at 9:30 AM (ET) to discuss the Company’s strategy and results for the fourth quarter of 2017
  Dial-in for Live Call: 1-888-317-6016
  Webcast: https://services.choruscall.com/links/ffic180131.html
  Dial-in for Replay: 1-877-344-7529
  Replay Access Code: 10115613
  The conference call will be simultaneously webcast and archived through 5:00 PM (ET) on January 31, 2019

About Flushing Financial Corporation

Flushing Financial Corporation (Nasdaq: FFIC) is the holding company for Flushing Bank®, a New York State-chartered commercial bank insured by the Federal Deposit Insurance Corporation. The Bank serves consumers, businesses, professionals, corporate clients, and public entities by offering a full complement of deposit, loan, and cash management services through its banking offices located in Queens, Brooklyn, Manhattan, and Nassau County. As a leader in real estate lending, the Bank’s experienced lending team creates mortgage solutions for real estate owners and property managers both within and outside the New York City metropolitan area. The Bank also operates an online banking division, iGObanking.com®, which offers competitively priced deposit products to consumers nationwide.

Additional information on Flushing Bank and Flushing Financial Corporation may be obtained by visiting the Company’s website at http://www.flushingbank.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “forecasts”, “potential” or “continue” or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

- Statistical Tables Follow -

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (Dollars in thousands, except per share data) (Unaudited)

	For the three months ended			For the twelve months ended
	December 31,	September 30,	December 31,	December 31,
	2017	2017	2016	2017	2016

Interest and Dividend Income
Interest and fees on loans	$53,449	$53,318	$49,973	$209,283	$195,125
Interest and dividends on securities:
Interest	6,112	5,850	5,866	24,489	25,141
Dividends	13	30	121	287	481
Other interest income	123	121	59	526	250
Total interest and dividend income	59,697	59,319	56,019	234,585	220,997

Interest Expense
Deposits	11,174	10,655	8,760	40,319	33,350
Other interest expense	5,463	5,623	4,908	21,159	20,561
Total interest expense	16,637	16,278	13,668	61,478	53,911

Net Interest Income	43,060	43,041	42,351	173,107	167,086
Provision for loan losses	6,595	3,266	-	9,861	-
Net Interest Income After Provision for Loan Losses	36,465	39,775	42,351	163,246	167,086

Non-interest Income
Banking services fee income	1,383	885	983	4,156	3,758
Net (loss) gain on sale of securities	-	(186)	(839)	(186)	1,524
Net gain on sale of loans	207	152	-	603	584
Net gain on sale of buildings	-	-	14,204	-	48,018
Net loss from fair value adjustments	(631)	(1,297)	(509)	(3,465)	(3,434)
Federal Home Loan Bank of New York stock dividends	875	740	794	3,081	2,664
Gains from life insurance proceeds	-	238	2	1,405	460
Bank owned life insurance	809	816	701	3,227	2,797
Other income	421	313	90	1,541	1,165
Total non-interest income	3,064	1,661	15,426	10,362	57,536

Non-interest Expense
Salaries and employee benefits	14,249	15,310	15,801	62,087	60,825
Occupancy and equipment	2,757	2,502	2,550	10,409	9,848
Professional services	1,822	1,763	1,813	7,500	7,720
FDIC deposit insurance	487	499	613	1,815	2,993
Data processing	1,365	1,349	1,135	5,238	4,364
Depreciation and amortization	1,339	1,173	1,187	4,832	4,450
Other real estate owned/foreclosure expense	28	121	476	404	1,307
Net loss (gain) from sales of real estate owned	-	-	275	(50)	2,001
Prepayment penalty on borrowings	-	-	8,274	-	10,356
Other operating expenses	3,832	3,249	3,251	15,239	14,739
Total non-interest expense	25,879	25,966	35,375	107,474	118,603

Income Before Income Taxes	13,650	15,470	22,402	66,134	106,019

Provision for Income Taxes
Federal	7,838	4,680	8,062	22,844	33,580
State and local	(145)	611	54	2,169	7,523
Total taxes	7,693	5,291	8,116	25,013	41,103

Net Income	$5,957	$10,179	$14,286	$41,121	$64,916

Basic earnings per common share	$0.21	$0.35	$0.50	$1.41	$2.24
Diluted earnings per common share	$0.21	$0.35	$0.50	$1.41	$2.24
Dividends per common share	$0.18	$0.18	$0.17	$0.72	$0.68

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Dollars in thousands, except per share data) (Unaudited)

	December 31,	September 30,	December 31,
	2017	2017	2016
ASSETS
Cash and due from banks	$51,546	$60,161	$35,857
Securities held-to-maturity:
Mortgage-backed securities	7,973	7,978	-
Other securities	22,913	22,952	37,735
Securities available for sale:
Mortgage-backed securities	509,650	519,861	516,476
Other securities	228,704	276,698	344,905
Loans:
Multi-family residential	2,273,595	2,236,173	2,178,504
Commercial real estate	1,368,112	1,352,775	1,246,132
One-to-four family ― mixed-use property	564,206	556,723	558,502
One-to-four family ― residential	180,663	177,578	185,767
Co-operative apartments	6,895	7,035	7,418
Construction	8,479	15,811	11,495
Small Business Administration	18,479	14,485	15,198
Taxi medallion	6,834	18,165	18,996
Commercial business and other	732,973	674,706	597,122
Net unamortized premiums and unearned loan fees	16,763	16,925	16,559
Allowance for loan losses	(20,351)	(25,269)	(22,229)
Net loans	5,156,648	5,045,107	4,813,464
Interest and dividends receivable	21,405	21,076	20,228
Bank premises and equipment, net	30,836	28,389	26,561
Federal Home Loan Bank of New York stock	60,089	55,228	59,173
Bank owned life insurance	131,856	131,047	132,508
Goodwill	16,127	16,127	16,127
Other assets	61,527	76,758	55,453
Total assets	$6,299,274	$6,261,382	$6,058,487

LIABILITIES
Due to depositors:
Non-interest bearing	$385,269	$362,509	$333,163
Interest-bearing:
Certificate of deposit accounts	1,351,933	1,404,555	1,372,115
Savings accounts	290,280	323,186	254,283
Money market accounts	979,958	991,706	843,370
NOW accounts	1,333,232	1,308,821	1,362,484
Total interest-bearing deposits	3,955,403	4,028,268	3,832,252
Mortgagors' escrow deposits	42,606	53,671	40,216
Borrowed funds	1,309,653	1,200,682	1,266,563
Other liabilities	73,735	76,643	72,440
Total liabilities	5,766,666	5,721,773	5,544,634

STOCKHOLDERS' EQUITY
Preferred stock (5,000,000 shares authorized; none issued)	-	-	-
Common stock ($0.01 par value; 100,000,000 shares authorized; 31,530,595 shares issued at December 31, 2017, September 30, 2017 and December 31, 2016; 28,588,266 shares, 28,819,891 shares and 28,632,904 shares outstanding at December 31, 2017, September 30, 2017 and December 31, 2016, respectively)	315	315	315
Additional paid-in capital	217,906	216,929	214,462
Treasury stock (2,942,329 shares, 2,710,704 shares and 2,897,691 shares at December 31, 2017, September 30, 2017 and December 31, 2016, respectively)	(57,675)	(51,287)	(53,754)
Retained earnings	381,048	380,316	361,192
Accumulated other comprehensive loss, net of taxes	(8,986)	(6,664)	(8,362)
Total stockholders' equity	532,608	539,609	513,853

Total liabilities and stockholders' equity	$6,299,274	$6,261,382	$6,058,487

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES SELECTED CONSOLIDATED FINANCIAL DATA (Dollars in thousands, except per share data) (Unaudited)

	At or for the three months ended						At or for the twelve months ended
	December 31,		September 30,		December 31,		December 31,
	2017		2017		2016		2017		2016
Per Share Data
Basic earnings per share	$0.21		$0.35		$0.50		$1.41		$2.24
Diluted earnings per share	$0.21		$0.35		$0.50		$1.41		$2.24
Average number of shares outstanding for:
Basic earnings per common share computation	29,045,491		29,119,753		28,849,783		29,080,095		28,956,859
Diluted earnings per common share computation	29,046,111		29,120,356		28,859,665		29,081,723		28,969,582
Shares outstanding	28,588,266		28,819,891		28,632,904		28,588,266		28,632,904
Book value per common share (1)	$18.63		$18.72		$17.95		$18.63		$17.95
Tangible book value per common share (2)	$18.08		$18.18		$17.40		$18.08		$17.40

Stockholders' Equity
Stockholders' equity	532,608		539,609		513,853		532,608		513,853
Tangible stockholders' equity	516,772		523,873		498,115		516,772		498,115

Average Balances
Total loans, net	$5,087,102		$5,033,666		$4,757,124		$4,988,613		$4,600,682
Total interest-earning assets	5,934,493		5,936,129		5,717,298		5,916,073		5,626,748
Total assets	6,243,686		6,239,321		6,003,125		6,217,746		5,913,534
Total due to depositors	4,020,334		3,972,663		3,796,337		4,036,347		3,748,822
Total interest-bearing liabilities	5,254,030		5,275,937		5,077,893		5,268,100		5,035,989
Stockholders' equity	537,201		536,468		512,317		530,300		496,820

Performance Ratios (3)
Return on average assets	0.38%		0.65%		0.95%		0.66%		1.10%
Return on average equity	4.44		7.59		11.15		7.75		13.07
Yield on average interest-earning assets	4.02		4.00		3.92		3.97		3.93
Cost of average interest-bearing liabilities	1.27		1.23		1.08		1.17		1.07
Cost of funds	1.17		1.15		1.01		1.09		1.01
Interest rate spread during period	2.75		2.77		2.84		2.80		2.86
Net interest margin	2.90		2.90		2.96		2.93		2.97
Non-interest expense to average assets	1.66		1.66		2.36		1.73		2.01
Efficiency ratio (4)	55.35		56.51		59.63		57.90		59.64
Average interest-earning assets to average interest-bearing liabilities	1.13	X	1.13	X	1.13	X	1.12	X	1.12	X

(1)   Calculated by dividing stockholders’ equity by shares outstanding.
(2)   Calculated by dividing tangible stockholders’ common equity, a non-GAAP measure by shares outstanding. Tangible stockholders’ common equity is stockholders’ equity less intangible assets (goodwill, net of deferred taxes). See “Calculation of Tangible Stockholders’ Common Equity to Tangible Assets”.
(3)   Ratios are presented on an annualized basis, where appropriate.
(4)   Efficiency ratio, a non-GAAP measure, was calculated by dividing non-interest expense (excluding OREO expense, prepayment penalties from the extinguishment of debt and the net gain/loss from the sale of OREO) by the total of net interest income and non-interest income (excluding net gains and losses from fair value adjustments, net gain and losses from the sale of securities, life insurance proceeds, and sale of buildings).

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES SELECTED CONSOLIDATED FINANCIAL DATA (Dollars in thousands) (Unaudited)

	At or for the year	At or for the year
	ended	ended
	December 31, 2017	December 31, 2016

Selected Financial Ratios and Other Data

Regulatory capital ratios (for Flushing Financial Corporation):
Tier 1 capital	$563,426	$539,228
Common equity Tier 1 capital	527,727	506,432
Total risk-based capital	658,777	636,457

Tier 1 leverage capital (well capitalized = 5%)	9.02%	9.00%
Common equity Tier 1 risk-based capital (well capitalized = 6.5%)	11.59	11.79
Tier 1 risk-based capital (well capitalized = 8.0%)	12.38	12.56
Total risk-based capital (well capitalized = 10.0%)	14.47	14.82

Regulatory capital ratios (for Flushing Bank only):
Tier 1 capital	$631,285	$607,033
Common equity Tier 1 capital	631,285	607,033
Total risk-based capital	651,636	629,262

Tier 1 leverage capital (well capitalized = 5%)	10.11%	10.12%
Common equity Tier 1 risk-based capital (well capitalized = 6.5%)	13.87	14.12
Tier 1 risk-based capital (well capitalized = 8.0%)	13.87	14.12
Total risk-based capital (well capitalized = 10.0%)	14.31	14.64

Capital ratios:
Average equity to average assets	8.53%	8.40%
Equity to total assets	8.46	8.48
Tangible common equity to tangible assets (1)	8.22	8.24

Asset quality:
Non-accrual loans (2)	$15,710	$21,030
Non-performing loans	18,134	21,416
Non-performing assets	18,134	21,949
Net charge-offs/ (recoveries)	11,739	(694)

Asset quality ratios:
Non-performing loans to gross loans	0.35%	0.44%
Non-performing assets to total assets	0.29	0.36
Allowance for loan losses to gross loans	0.39	0.46
Allowance for loan losses to non-performing assets	112.23	101.28
Allowance for loan losses to non-performing loans	112.23	103.80

Full-service customer facilities	18	19

(1)   See “Calculation of Tangible Stockholders’ Common Equity to Tangible Assets”.
(2)   Excludes performing non-accrual TDR loans.

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES NET INTEREST MARGIN (Dollars in thousands) (Unaudited)

	For the three months ended
	December 31, 2017				September 30, 2017				December 31, 2016
	Average		Yield/		Average		Yield/		Average		Yield/
	Balance	Interest	Cost		Balance	Interest	Cost		Balance	Interest	Cost
Interest-earning Assets:
Mortgage loans, net	$4,355,973	$45,577	4.19%		$4,350,338	$46,121	4.24%		$4,140,511	$44,219	4.27%
Other loans, net	731,129	7,872	4.31		683,328	7,197	4.21		616,613	5,754	3.73
Total loans, net (1)	5,087,102	53,449	4.20		5,033,666	53,318	4.24		4,757,124	49,973	4.20
Taxable securities:
Mortgage-backed securities	524,098	3,567	2.72		520,889	3,335	2.56		514,527	3,002	2.33
Other securities	151,565	1,883	4.97		189,957	1,787	3.76		248,765	2,203	3.54
Total taxable securities	675,663	5,450	3.23		710,846	5,122	2.88		763,292	5,205	2.73
Tax-exempt securities: (2)
Other securities	123,816	675	2.18		142,899	758	2.12		147,184	782	2.13
Total tax-exempt securities	123,816	675	2.18		142,899	758	2.12		147,184	782	2.13
Interest-earning deposits and federal funds sold	47,912	123	1.03		48,718	121	0.99		49,698	59	0.47
Total interest-earning assets	5,934,493	59,697	4.02		5,936,129	59,319	4.00		5,717,298	56,019	3.92
Other assets	309,193				303,192				285,827
Total assets	$6,243,686				$6,239,321				$6,003,125

Interest-bearing Liabilities:
Deposits:
Savings accounts	$306,273	519	0.68		$330,316	$583	0.71		$256,677	309	0.48
NOW accounts	1,357,028	2,634	0.78		1,340,228	2,468	0.74		1,370,618	2,028	0.59
Money market accounts	984,619	2,664	1.08		927,067	2,337	1.01		780,233	1,315	0.67
Certificate of deposit accounts	1,372,414	5,322	1.55		1,375,052	5,218	1.52		1,388,809	5,081	1.46
Total due to depositors	4,020,334	11,139	1.11		3,972,663	10,606	1.07		3,796,337	8,733	0.92
Mortgagors' escrow accounts	65,127	35	0.21		54,236	49	0.36		58,151	27	0.19
Total interest-bearing deposits	4,085,461	11,174	1.09		4,026,899	10,655	1.06		3,854,488	8,760	0.91
Borrowings	1,168,569	5,463	1.87		1,249,038	5,623	1.80		1,223,405	4,908	1.60
Total interest-bearing liabilities	5,254,030	16,637	1.27		5,275,937	16,278	1.23		5,077,893	13,668	1.08
Non interest-bearing demand deposits	373,136				354,149				331,232
Other liabilities	79,319				72,767				81,683
Total liabilities	5,706,485				5,702,853				5,490,808
Equity	537,201				536,468				512,317
Total liabilities and equity	$6,243,686				$6,239,321				$6,003,125

Net interest income / net interest rate spread		$43,060	2.75%			$43,041	2.77%			$42,351	2.84%

Net interest-earning assets / net interest margin	$680,463		2.90%		$660,192		2.90%		$639,405		2.96%

Ratio of interest-earning assets to interest-bearing liabilities			1.13	X			1.13	X			1.13	X

(1)   Loan interest income includes loan fee income (which includes net amortization of deferred fees and costs, late charges, and prepayment penalties) of approximately $1.4 million, $1.6 million and $1.5 million for the three months ended December 31, 2017, September 30, 2017 and December 31, 2016, respectively.
(2)   Interest income on tax-exempt securities does not include the tax benefit of the tax-exempt securities.

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES NET INTEREST MARGIN (Dollars in thousands) (Unaudited)

	For the year ended
	December 31, 2017				December 31, 2016
	Average		Yield/		Average		Yield/
	Balance	Interest	Cost		Balance	Interest	Cost
Interest-earning Assets:
Mortgage loans, net	$4,304,889	$181,006	4.20%		$4,014,734	$173,419	4.32%
Other loans, net	683,724	28,277	4.14		585,948	21,706	3.70
Total loans, net (1)	4,988,613	209,283	4.20		4,600,682	195,125	4.24
Taxable securities:
Mortgage-backed securities	526,934	13,689	2.60		581,505	14,231	2.45
Other securities	199,350	8,103	4.06		243,567	8,243	3.38
Total taxable securities	726,284	21,792	3.00		825,072	22,474	2.72
Tax-exempt securities: (2)
Other securities	139,704	2,984	2.14		142,472	3,148	2.21
Total tax-exempt securities	139,704	2,984	2.14		142,472	3,148	2.21
Interest-earning deposits and federal funds sold	61,472	526	0.86		58,522	250	0.43
Total interest-earning assets	5,916,073	234,585	3.97		5,626,748	220,997	3.93
Other assets	301,673				286,786
Total assets	$6,217,746				$5,913,534

Interest-bearing Liabilities:
Deposits:
Savings accounts	$292,887	1,808	0.62		$260,948	1,219	0.47
NOW accounts	1,444,944	9,640	0.67		1,496,712	7,891	0.53
Money market accounts	908,025	8,151	0.90		581,390	3,592	0.62
Certificate of deposit accounts	1,390,491	20,579	1.48		1,409,772	20,536	1.46
Total due to depositors	4,036,347	40,178	1.00		3,748,822	33,238	0.89
Mortgagors' escrow accounts	61,962	141	0.23		56,152	112	0.20
Total interest-bearing deposits	4,098,309	40,319	0.98		3,804,974	33,350	0.88
Borrowings	1,169,791	21,159	1.81		1,231,015	20,561	1.67
Total interest-bearing liabilities	5,268,100	61,478	1.17		5,035,989	53,911	1.07

Non interest-bearing demand deposits	348,518				305,096
Other liabilities	70,828				75,629
Total liabilities	5,687,446				5,416,714
Equity	530,300				496,820
Total liabilities and equity	$6,217,746				$5,913,534

Net interest income / net interest rate spread		$173,107	2.80%			$167,086	2.86%

Net interest-earning assets / net interest margin	$647,973		2.93%		$590,759		2.97%

Ratio of interest-earning assets to interest-bearing liabilities			1.12	X			1.12	X

(1)   Loan interest income includes loan fee income (which includes net amortization of deferred fees and costs, late charges, and prepayment penalties) of approximately $5.0 million and $6.6 million for the years ended December 31, 2017 and 2016, respectively.
(2)   Interest income on tax-exempt securities does not include the tax benefit of the tax-exempt securities.

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES DEPOSIT COMPOSITION (Unaudited)

					December 2017 vs.		December 2017 vs.
	December 31,	September 30,	June 30,	March 31,	September 2017	December 31,	December 2016,
(Dollars in thousands)	2017	2017	2017	2017	% Change	2016	% Change
Deposits
Non-interest bearing	$385,269	$362,509	$349,302	$344,028	6.3%	$333,163	15.6%
Interest bearing:
Certificate of deposit accounts	1,351,933	1,404,555	1,332,377	1,411,819	-3.7%	1,372,115	-1.5%
Savings accounts	290,280	323,186	325,815	254,822	-10.2%	254,283	14.2%
Money market accounts	979,958	991,706	837,565	851,129	-1.2%	843,370	16.2%
NOW accounts	1,333,232	1,308,821	1,368,441	1,487,120	1.9%	1,362,484	-2.1%
Total interest-bearing deposits	3,955,403	4,028,268	3,864,198	4,004,890	-1.8%	3,832,252	3.2%

Total deposits	$4,340,672	$4,390,777	$4,213,500	$4,348,918	-1.1%	$4,165,415	4.2%

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES LOANS (Unaudited)
Loan Originations and Purchases
	For the three months			For the year ended
	December 31,	September 30,	December 31,	December 31,
(In thousands)	2017	2017	2016	2017	2016
Multi-family residential	$118,784	$64,551	$77,812	$373,512	$371,197
Commercial real estate	53,381	25,385	77,607	238,057	322,721
One-to-four family – mixed-use property	19,913	13,136	20,242	65,247	62,735
One-to-four family – residential	9,545	5,843	7,770	26,168	24,820
Co-operative apartments	100	232	-	332	470
Construction	726	148	9,738	7,847	15,772
Small Business Administration	4,772	4,276	1,662	11,559	8,447
Taxi medallion	-	-	-	-	-
Commercial business and other	121,598	69,354	87,761	316,748	326,776
Total	$328,819	$182,925	$282,592	$1,039,470	$1,132,938

Loan Composition
					December 2017 vs.		December 2017 vs.
	December 31,	September 30,	June 30,	March 31,	September 2017	December 31,	December 2016
(Dollars in thousands)	2017	2017	2017	2017	% Change	2016	% Change
Loans held for investment:
Multi-family residential	$2,273,595	$2,236,173	$2,243,643	$2,261,946	1.7%	$2,178,504	4.4%
Commercial real estate	1,368,112	1,352,775	1,349,634	1,268,770	1.1%	1,246,132	9.8%
One-to-four family ― mixed-use property	564,206	556,723	556,906	561,355	1.3%	558,502	1.0%
One-to-four family ― residential	180,663	177,578	181,213	184,201	1.7%	185,767	-2.7%
Co-operative apartments	6,895	7,035	7,069	7,216	-2.0%	7,418	-7.1%
Construction	8,479	15,811	16,842	12,413	-46.4%	11,495	-26.2%
Small Business Administration	18,479	14,485	10,591	10,519	27.6%	15,198	21.6%
Taxi medallion	6,834	18,165	18,303	18,832	-62.4%	18,996	-64.0%
Commercial business and other	732,973	674,706	644,262	632,503	8.6%	597,122	22.8%
Net unamortized premiums and unearned loan fees	16,763	16,925	17,217	16,836	-1.0%	16,559	1.2%
Allowance for loan losses	(20,351)	(25,269)	(22,157)	(22,211)	-19.5%	(22,229)	-8.4%
Net loans	$5,156,648	$5,045,107	$5,023,523	$4,952,380	2.2%	$4,813,464	7.1%

Net Loans Activity
	Three Months Ended
	December 31,	September, 30	June 30,	March 31,	December 31,
(In thousands)	2017	2017	2017	2017	2016
Loans originated and purchased	$328,819	$182,925	$261,155	$266,571	$282,592
Principal reductions	(209,400)	(155,007)	(143,195)	(122,897)	(187,780)
Loans transferred to held-for-sale	-	-	(30,565)	-	-
Loans sold	(1,018)	(2,606)	(16,337)	(4,874)	-
Loan charged-offs	(11,616)	(324)	(350)	(179)	(370)
Foreclosures	-	-	-	-	(138)
Net change in deferred (fees) and costs	(162)	(292)	381	277	112
Net change in the allowance for loan losses	4,918	(3,112)	54	18	(434)
Total loan activity	$111,541	$21,584	$71,143	$138,916	$93,982

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES NON-PERFORMING ASSETS and NET CHARGE-OFFS (Unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2017	2017	2017	2017	2016
Loans 90 Days Or More Past Due and Still Accruing:
Multi-family residential	$-	$415	$-	$-	$-
Commercial real estate	2,424	38	-	75	-
One-to-four family - mixed-use property	-	129	-	-	386
Construction	-	-	602	602	-
Taxi medallion	-	1,147	727	-	-
Total	2,424	1,729	1,329	677	386

Non-accrual Loans:
Multi-family residential	3,598	1,309	1,537	1,354	1,837
Commercial real estate	1,473	1,147	1,948	1,462	1,148
One-to-four family - mixed-use property	1,867	2,217	2,971	3,328	4,025
One-to-four family - residential	7,808	7,434	7,616	7,847	8,241
Small Business Administration	46	50	53	58	1,886
Taxi medallion(1)	918	-	-	3,771	3,825
Commercial business and other	-	4	5	38	68
Total	15,710	12,161	14,130	17,858	21,030

Total Non-performing Loans	18,134	13,890	15,459	18,535	21,416

Other Non-performing Assets:
Real estate acquired through foreclosure	-	-	-	-	533
Total	-	-	-	-	533

Total Non-performing Assets	$18,134	$13,890	$15,459	$18,535	$21,949

Non-performing Assets to Total Assets	0.29%	0.22%	0.25%	0.30%	0.36%
Allowance For Loan Losses to Non-performing Loans	112.2%	181.9%	143.3%	119.8%	103.8%

(1)   Not included in the above analysis are troubled debt restructured taxi medallion loans totaling $5.9 million at December 31, 2017.

Net Charge-Offs (Recoveries)
	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(In thousands)	2017	2017	2017	2017	2016
Multi-family residential	$(1)	$224	$(53)	$(16)	$(103)
Commercial real estate	(3)	(25)	4	(68)	-
One-to-four family – mixed-use property	(37)	1	(67)	34	(520)
One-to-four family – residential	212	(58)	170	-	40
Small Business Administration	109	(17)	14	26	186
Taxi medallion	11,229	-	-	54	142
Commercial business and other	4	29	(14)	(12)	(179)
Total net loan charge-offs (recoveries)	$11,513	$154	$54	$18	$(434)

Core Diluted EPS, Core ROAE, Core ROAA, tangible book value per common share and core earnings before provision and income taxes are each non-GAAP measures used in this release. A reconciliation to the most directly comparable GAAP financial measures appears in tabular form at the end of this release. The Company believes that these measures are useful for both investors and management to understand the effects of certain non-interest items and provide an alternative view of the Company's performance over time and in comparison to the Company's competitors. These measures should not be viewed as a substitute for net income. The Company believes that tangible book value per common share is useful for both investors and management as these are measures commonly used by financial institutions, regulators and investors to measure the capital adequacy of financial institutions. The Company believes these measures facilitate comparison of the quality and composition of the Company's capital over time and in comparison to its competitors. These measures should not be viewed as a substitute for total shareholders' equity.

These non-GAAP measures have inherent limitations, are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for analysis of results reported under GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES RECONCILIATION OF GAAP EARNINGS and CORE EARNINGS (Dollars in thousands, except per share data) (Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2017	2017	2016	2017	2016

GAAP income before income taxes	$13,650	$15,470	$22,402	$66,134	$106,019

Net loss from fair value adjustments	631	1,297	509	3,465	3,434
Net loss (gain) on sale of securities	-	186	839	186	(1,524)
Gain from life insurance proceeds	-	(238)	(2)	(1,405)	(460)
Net gain on sale of buildings	-	-	(14,204)	-	(48,018)
Prepayment penalty on borrowings	-	-	8,274	-	10,356

Core income before taxes	14,281	16,715	17,818	68,380	69,807

Provision for income taxes for core income	4,652	5,812	6,227	22,613	25,855

Core net income	$9,629	$10,903	$11,591	$45,767	$43,952

GAAP diluted earnings per common share	$0.21	$0.35	$0.50	$1.41	$2.24

Net loss from fair value adjustments, net of tax	0.01	0.03	0.01	0.07	0.07
Net loss (gain) on sale of securities, net of tax	-	-	0.02	-	(0.03)
Gain from life insurance proceeds	-	(0.01)	-	(0.05)	(0.02)
Net gain on sale of buildings, net of tax	-	-	(0.29)	-	(0.95)
Prepayment penalty on borrowings	-	-	0.17	-	0.21
Federal tax reform of 2017	0.13	-	-	0.13	-

Core diluted earnings per common share*	$0.33	$0.37	$0.40	$1.57	$1.52

Core net income, as calculated above	$9,629	$10,903	$11,591	$45,767	$43,952
Average assets	6,243,686	6,239,321	6,003,125	6,217,746	5,913,534
Average equity	537,201	536,468	512,317	530,300	496,820
Core return on average assets**	0.62%	0.70%	0.77%	0.74%	0.74%
Core return on average equity**	7.17%	8.13%	9.05%	8.63%	8.85%

* Core diluted earnings per common share may not foot due to rounding.
** Ratios are calculated on an annualized basis.

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
RECONCILIATION OF GAAP EARNINGS and CORE EARNINGS
BEFORE PROVISION FOR LOAN LOSSES and INCOME TAXES
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2017	2017	2016	2017	2016

GAAP income before income taxes	$13,650	$15,470	$22,402	$66,134	$106,019

Provision for loan losses	6,595	3,266	-	9,861	-
Net loss from fair value adjustments	631	1,297	509	3,465	3,434
Net loss (gain) on sale of securities	-	186	839	186	(1,524)
Gain from life insurance proceeds	-	(238)	(2)	(1,405)	(460)
Net gain on sale of buildings	-	-	(14,204)	-	(48,018)
Prepayment penalty on borrowings	-	-	8,274	-	10,356

Core income before provision for loan losses and income taxes	$20,876	$19,981	$17,818	$78,241	$69,807

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES CALCULATION OF TANGIBLE STOCKHOLDERS’ COMMON EQUITY to TANGIBLE ASSETS (Unaudited)

	December 31,	December 31,
(Dollars in thousands)	2017	2016
Total Equity	$532,608	$513,853
Less:
Goodwill	(16,127)	(16,127)
Intangible deferred tax liabilities	291	389
Tangible Stockholders' Common Equity	$516,772	$498,115

Total Assets	$6,299,274	$6,058,487
Less:
Goodwill	(16,127)	(16,127)
Intangible deferred tax liabilities	291	389
Tangible Assets	$6,283,438	$6,042,749

Tangible Stockholders' Common Equity to Tangible Assets	8.22%	8.24%

Susan K. Cullen
Senior Executive Vice President, Treasurer and Chief Financial Officer
Flushing Financial Corporation
(718) 961-5400